Exhibit 4.1
REAL MEX RESTAURANTS, INC.,
EACH OF THE GUARANTORS PARTY HERETO
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

FIRST SUPPLEMENTAL INDENTURE
Dated as of June 28, 2010
to
INDENTURE
Dated as of July 7, 2009

FIRST SUPPLEMENTAL INDENTURE, dated as of June 28, 2010 (this “First Supplemental Indenture”), among Real Mex Restaurants, Inc., a Delaware corporation (the “Company”), the Guarantors and Wells Fargo Bank, National Association, as Trustee (the “Trustee”). All capitalized terms not defined herein shall have the meaning set forth in the Indenture referred to herein.
W I T N E S S E T H:
WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of July 7, 2009, providing for the issuance of 14% Senior Secured Notes due 2013 (the “Notes”);
WHEREAS, Notes in the aggregate principal amount of $130,000,000 have been issued and are outstanding;
WHEREAS, the Company and the Guarantors desire to amend the Indenture to revise the definition of “Principal” in Section 1.01 of the Indenture;
WHEREAS, pursuant to Section 9.01 of the Indenture, the Company, the Guarantors and the Trustee may amend, supplement or otherwise modify the Indenture without the consent of any Holder of Notes to make any change that would provide any additional rights or benefits to the Holders of the Notes;
WHEREAS, pursuant to Section 9.02 of the Indenture, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes outstanding (determined in accordance with Section 2.09 of the Indenture), the Company and the Trustee may amend, supplement or otherwise modify the Indenture subject to specified exceptions;
WHEREAS, Section 2.09 of the Indenture provides that, in determining whether the Holders of the required principal amount of Notes have concurred in any consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such consent, only Notes that the Trustee knows are so owned will be so disregarded;
WHEREAS, $13,000,000 in aggregate principal amount of Notes are owned by Persons who directly or indirectly control or who are under direct or indirect common control with the Company or any Guarantor, and no Notes are owned by the Company or any Guarantor or any Person controlled by the Company or any Guarantor;
WHEREAS, pursuant to Sections 9.01 and 9.02 of the Indenture, upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes, and upon receipt by the Trustee of the documents described in Section 7.02 of the Indenture, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture;

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WHEREAS, the Company has delivered such request and resolution to the Trustee, together with the documents described in Section 7.02 of the Indenture and required by Sections 9.06 and 13.04 of the Indenture, i.e., an Officers’ Certificate of the Company and an Opinion of Counsel complying with such sections; and
WHEREAS, Holders of $95,377,000 aggregate principal amount of Notes considered outstanding under Section 2.09 of the Indenture, constituting a majority in aggregate principal amount of the Notes so considered outstanding, have validly delivered their consents pursuant to the Consent Letter relating to the Consent Solicitation described in the Consent Solicitation Statement, dated June 15, 2010, thereby consenting to the amendment to the Indenture contained in this First Supplemental Indenture;
NOW, THEREFORE, for and in consideration of the premises, the parties agree as follows:
ARTICLE 1
AMENDMENT TO THE INDENTURE
SECTION 1.1. Definition of Principal. Effective as of the date hereof, pursuant to Section 9.02 of the Indenture, the definition of the term “Principal” in Section 1.01 of the Indenture is amended and restated in its entirety to read as follows:
“Principal” means (i) Farallon Capital Management, LLC, (ii) Kohlberg Kravis Roberts & Co., (iii) Sun Capital Partners, Inc. and (iv) any investment vehicle that is managed (whether through ownership of securities having a majority of the voting power or through management of investments) by any of the Persons listed in clause (i), (ii) or (iii) or an Affiliate of any of the persons listed in clause (i), (ii) or (iii), but excluding any portfolio companies of any Person listed in clauses (i), (ii), (iii) or (iv).
SECTION 1.2. Additional Covenant. Effective as of the date hereof, pursuant to Section 9.01 of the Indenture, Article 4 of the Indenture is amended to add the following new Section 4.24:
Section 4.24 Additional Premium Payable in Certain Redemptions.
If the Company optionally redeems any Notes pursuant to Section 3.07 hereof during the period between and including July 1, 2011 and June 30, 2012, the Company shall pay to each Holder of Notes so redeemed an additional premium equal to 2% of the aggregate principal amount of the Notes of such Holder that are so redeemed. Payment of such additional premium shall be made at the same time and in the same manner as the payment of the redemption price for such Notes.

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ARTICLE 2
GENERAL PROVISIONS
SECTION 2.1. Incorporation of Indenture. All the provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.
SECTION 2.2. Successors. All covenants and agreements in this First Supplemental Indenture by the Company and the Guarantors shall be binding upon and accrue to the benefit of its successors. All covenants and agreements in this First Supplemental Indenture by the Trustee shall be binding upon and accrue to the benefit of its successors.
SECTION 2.3. Separability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 2.4. Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.
SECTION 2.5. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
SECTION 2.6. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
SECTION 2.7. Headings. The headings of the Articles and Sections of this First Supplemental Indenture are inserted for convenience of reference and shall not be deemed to be a part thereof.
SECTION 2.8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this First Supplemental Indenture, as of the date first written above.

REAL MEX RESTAURANTS, INC.
By:
Name:
Title:

RM RESTAURANT HOLDING CORP., as Guarantor
By:
Name:
Title:

ACAPULCO MARK CORP., as Guarantor
By:
Name:
Title:

ACAPULCO RESTAURANT OF DOWNEY, INC., as Guarantor
By:
Name:
Title:

[Signature page to First Supplemental Indenture]

ACAPULCO RESTAURANT OF MORENO VALLEY, INC., as Guarantor
By:
Name:
Title:

ACAPULCO RESTAURANT OF VENTURA, INC., as Guarantor
By:
Name:
Title:

ACAPULCO RESTAURANT OF WESTWOOD, INC., as Guarantor
By:
Name:
Title:

ACAPULCO RESTAURANTS, INC., as Guarantor
By:
Name:
Title:

ALA DESIGN, INC., as Guarantor
By:
Name:
Title:

[Signature page to First Supplemental Indenture]

CHEVYS RESTAURANTS, LLC, as Guarantor
By:
Name:
Title:

CKR ACQUISITION CORP., as Guarantor
By:
Name:
Title:

EL PASO CANTINA, INC., as Guarantor
By:
Name:
Title:

EL TORITO FRANCHISING COMPANY, as Guarantor
By:
Name:
Title:

EL TORITO RESTAURANTS, INC., as Guarantor
By:
Name:
Title:

[Signature page to First Supplemental Indenture]

MURRAY PACIFIC, as Guarantor
By:
Name:
Title:

REAL MEX FOODS, INC., as Guarantor
By:
Name:
Title:

TARV, INC., as Guarantor
By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

[Signature page to First Supplemental Indenture]